Exhibit 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

August 22, 2024 Concentra Group Holdings Parent, Inc. 4714 Gettysburg Road, P.O. Box 2034 Mechanicsburg, Pennsylvania 17055

Re:          REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as special counsel to Concentra Group Holdings Parent, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the issuance of 5,925,000 shares of its common stock, par value $0.01 per share (the “Shares”), issuable under the Concentra Group Holdings Parent, Inc. 2024 Equity Incentive Plan (as may be amended and/or restated from time to time, the “Plan”).

This opinion (this “Opinion”) is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Shares.

As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the Opinion expressed herein. In connection with this Opinion, we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Plan, (ii) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect (the “Charter”), (iii) the Company’s Amended and Restated Bylaws, as currently in effect, and (iv) resolutions approving the corporate action of the Company authorizing the issuance and sale of the Shares.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

In rendering the Opinion expressed below, we have assumed that prior to the issuance of any of the Shares, there will exist under the Charter the requisite number of authorized but unissued shares of common stock. In addition, we have assumed (i) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the Plan will remain in effect and unchanged at all times during which the Shares are issued by the Company and (ii) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act.

Concentra Group Holdings Parent, Inc. August 22, 2024 Page 2

Based on the foregoing, we advise you that, in our opinion, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holder and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plan, assuming in each case that the individual issuances, grants or awards under the Plan are duly issued and granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the Commonwealth of Pennsylvania and the foregoing Opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP